EXHIBIT 4.2

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES, INCLUDING THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE, MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER SAID ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, AND AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THESE SECURITIES TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

--------------------------------------------------------------------------------

Date of Issuance: December ___, 2001


                               WARRANT TO PURCHASE
                      __________ SHARES OF COMMON STOCK OF
                           TRIMBLE NAVIGATION LIMITED

No. W2001-___

     FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, this warrant has been issued by Trimble Navigation Limited, a California corporation (the "Company") to ______________ (the "Purchaser") pursuant to the terms and conditions of that certain Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"). This warrant certifies that Purchaser and its nominees or assigns hereunder (the "Holder") is entitled to purchase from the Company up to ______________ (________) fully paid and nonassessable shares of the Company's common stock ("Common Stock"), at a price of $19.475 per share (which is 125% of the "Fair Market Value" of a share of Common Stock, as defined in the Purchase Agreement, hereinafter the "Exercise Price"), at any time or from time to time up to and including 5:00 p.m. (California time) on the Expiration Date (as hereinafter defined), upon surrender to the Company at its principal office at 645 North Mary Avenue, Sunnyvale, California 94088 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached as Exhibit A hereto duly filled in and signed and upon payment, in any manner set forth herein, of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to additional adjustments and limitations as provided in Section 4 of this Warrant.

  This Warrant is subject to the following terms and conditions:

  1. Exercise.
     ---------

     1.1 Issuance of Certificates; Payment for Shares. This Warrant is exercisable only by the Holder of record hereof, at any time or from time to time, in whole or in part, until 5:00 p.m., California time, on December 19, 2006 (the "Expiration Date"). The Company agrees that the shares of Common Stock purchased under this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been properly surrendered for exercise. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered, free of any legends except as provided in the Purchase Agreement, to the Holder hereof by the Company at the Company's expense as soon as practicable but, in any event, within three (3) trading days, after the rights represented by this Warrant have been so exercised. In case of the purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant upon its surrender and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof as soon as practicable but within said three (3) day period. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 10.

     1.2 Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Stock") pursuant to an exercise by the third trading day after the date of exercise, and if after such third trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(i) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (ii) at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company shall not take any action which would result in any adjustment (pursuant to Section 4 hereof) of the Exercise Price if the total number of shares of Common Stock issuable after such action, together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and all similar rights and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation.

  3. Exercise.
     ---------

     3.1 Payment of Exercise Price. Payment of the Exercise Price may be made, at the option of the Holder, (i) in cash or by check, (ii) by canceling all or a portion of any indebtedness of the Company to the Holder, in an amount equal to the aggregate Exercise Price of the shares of Common Stock then being acquired by the Holder upon exercise of this Warrant, (iii) by a combination of cash and cancellation of such indebtedness, or (iv) by electing a net issue exercise in the manner described in Section 3.2 below.

     3.2 Net Issue Exercise. In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Section 3.1 above, the Holder may elect to convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares of Common Stock calculated pursuant to the following formula, by surrendering this Warrant and specifying the number of shares of Common Stock which the Holder desires to convert:

                            X = Y (A - B)
                                ---------
                                     A

          where:            X = the number of shares of Common Stock to be
                                issued to the Holder;

                            Y    = the number of shares of Common Stock
                                 subject to this Warrant for which the
                                 Conversion Right is being exercised;

                            A = the fair market value of one share of Common
                                Stock; and

                            B = the Exercise Price, as adjusted.

     As used herein, the fair market value of one share of Common Stock shall mean the closing price per share of the Company's Common Stock on the principal securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on the NASDAQ National Market System, the average of the bid and offer price per share on NASDAQ, in each case averaged over the ten (10) trading days consisting of the day preceding the date upon which the Warrant is exercised and the nine (9) consecutive trading days prior to such day. If at any time the Common Stock is not listed or traded on any exchange or system, the current fair market value of a share of Common Stock shall be the price per share which the Company could obtain from a willing buyer (not a current employee, consultant or director) for shares of Common Stock sold by the Company, as determined in good faith by the Company's board of directors. Notwithstanding the preceding sentence, if the Company shall become a party to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock pursuant to such transaction.

     In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the Holder as soon as practicable but, in any event, within three (3) days thereafter and, unless this Warrant has been fully converted or has expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not have been converted, shall also be issued to the Holder as soon as practicable but within such three (3) day period.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and/or the number and kind of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

     4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares purchasable hereunder shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     4.2 Dividends or Distributions in Common Stock, Other Stock, or Property. If at any time or from time to time the holders of Common Stock (or any shares of capital stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore,

     (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

     (b) any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice), or

     (c) Common Stock or other or additional capital stock or other securities or property (including cash) by way of spin-off, split-up, or similar corporate distribution (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration thereof, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional capital stock and other securities and property.

     4.3 Reorganization, Reclassification, Consolidation or Merger. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Stock then issuable upon exercise in full of this Warrant (the "Alternate
Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a change of control of the Company, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the value of the Warrant on the effective date of the Fundamental Transaction, determined using a Black Scholes valuation model and assumptions reasonably mutually acceptable to the Company and Holder, provided that for purposes of such calculation, the market price of the Common Stock shall be the higher of the closing price on trading day immediately preceeding or the
closing  price  on  the  trading  day  immediately   following  the  public
announcement of such Fundamental Transaction, and in no event will the volatility factor be greater than fifty percent (50%). For purposes of this
Section 4.3, "change of control" means a sale of all or substantially all of the assets of the Company or a consolidation or merger of the Company into or with any entity or entities after which the holders of capital stock of the Company hold less than fifty percent (50%) of the aggregate outstanding voting securities of the surviving entity.

     4.4 Additional Shares. The number of shares purchasable upon the exercise of this Warrant shall be subject to increase from time to time in accordance with the provisions of Section 6.3(b) of the Purchase Agreement upon the occurrence of certain events as set forth in that section.


     4.5 Sale or Issuance Below Warrant Price.
         --------------------------------------

     (a) Adjustment to Warrant Price. The "Warrant Price" shall initially be equal to the Fair Market Value, as defined in the Purchase Agreement, and shall be subject to adjustment and readjustment from time to time, as required by this
Section 4.5. If the Company shall at any time or from time to time issue or sell any of its Common Stock, convertible preferred stock, warrants, options, or any other rights or securities convertible into or exchangeable for Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale (excluding certain securities as described below), the Warrant Price shall be reduced concurrently with such issue or sale to a price (calculated to the nearest tenth of a cent) determined by dividing (A) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Warrant Price plus (B) the aggregate consideration received for such issue or sale, by the number of shares of Common Stock Outstanding immediately after such issue or sale.

     The  Exercise  Price  shall  also  be  concurrently   reduced  to  a  price
(calculated to the nearest tenth of a cent) determined by multiplying 1.25 by the reduced Warrant Price.

     The number of shares of Common Stock "outstanding" as used in the foregoing calculation shall mean the number of shares of Common Stock issued and outstanding plus the number of shares of Common Stock issuable upon (x) the exercise of all outstanding options and warrants to purchase Common Stock and
(y) the conversion of all outstanding convertible preferred stock, convertible debentures, or any other rights or securities convertible into or exchangeable for Common Stock.

     (b) Exceptions to Adjustment of the Warrant Price. No adjustment to the Warrant Price or the Exercise Price shall be made under this Section 4.5 as a result of any grant or issuance by the Company of any rights or securities approved by the Company's board of directors in good faith, as follows:

          (i) Any grant or exercise of any shares of Common Stock issued to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive arrangement approved by the Company's board of directors;

          (ii) Any options, warrants or other convertible securities or rights or agreements to purchase securities of the Company outstanding on the date hereof; (iii) Any underwritten public offerings of the equity securities of the Company (excluding any equity line of credit);

          (iv) Any equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or other similar business combination;

          (v) Any equity securities issued in connection with any stock split, stock dividend or recapitalization of the Company;

          (vi) Any equity securities of the Company issued in connection with strategic transactions involving the Company and other entities in a similar or complementary business of the Company, such as, but not limited to, joint ventures, manufacturing, marketing or distribution agreements, technology transfer agreements, research and development agreements; provided that, in each case, the primary purpose of such transaction is not the raising of capital for the Company and the primary business purpose of such other entity is not investing in securities;

          (vii) Any equity securities of the Company issued pursuant to any equipment leasing arrangement or debt financing from a bank or other financial institution; provided that, in each case, the primary business purpose of such other entity is not investing in securities; and

          (viii) Any shares of Common Stock issued upon the exercise of this Warrant or any similar warrant issued pursuant to the Purchase Agreement.

     (c) Other Factors. No adjustment shall be made under this Section 4.5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any options or warrants or other rights or the conversion of any convertible securities if any adjustment shall previously have been made upon the issuance of any such options, warrants or rights or the conversion of any convertible securities as provided above. If the maximum number of shares of Common Stock otherwise issuable or deemed issued for purposes of this Section 4 upon the exercise of any options, warrants, convertible securities or other rights or agreements is not in fact issued and the remaining portion of such options, warrants, convertible securities or other rights or agreements expires or otherwise terminates, then the Exercise Price of this Warrant, as previously adjusted pursuant to this Section 4.5, shall be readjusted as if such expired or terminated portions had not been considered issuable or deemed issued for purposes of this Section 4.5. In the case of the issuance or deemed issuance of shares of Common Stock for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Company's board of directors.

   4.6 Limitations on Exercise.
       ------------------------

     (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates (as defined in Rule 501(b) of Regulation
D under the Securities Act) under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purposes the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock to be issued as requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section but (i) any such waiver, including such increase in shares, will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver will apply only to the Holder and not to any other holder of Warrants.

     (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) under Section 13(d) of the Securities Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purposes the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock to be issued as requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section but (i) any such waiver, including such increase in shares, will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver will apply only to the Holder and not to any other holder of Warrants.

     4.7 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall issue a certificate prepared by the Company's chief financial officer, stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall send a copy of such certificate to the Holder of this Warrant, by first class mail, postage prepaid, at the address of such Holder as shown on the books of the Company, promptly after the occurrence of the event triggering an adjustment under this Section 4.


     4.8 Other  Notices.  If at any time:

          (a) the Company shall declare any cash dividend or distribution upon shares of its Common Stock;

          (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

          (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or shall offer any of its securities pursuant to a public offering;

          (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation;

          (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (f) the Company shall take or propose to take any other action, notice of which is actually provided (or is required to be provided, pursuant to any written agreement) to holders of Common Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, written notice setting forth the principal terms of such event (i) at least twenty (20) days prior to the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above and (ii) in the case of any such public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above at least twenty (20) days prior to the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the approximate date after which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation or winding-up, or other action described in clause (f) above, as the case may be.


     5. Cash Dividends. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall pay or elect to pay or declare and set apart for payment a regular periodic cash dividend on any shares of Common Stock, the Holder of this Warrant shall be entitled to receive such dividend as if this Warrant had then been exercised.

     6. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     7. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner during normal business hours which interferes with the timely exercise of this Warrant.

     8. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     9. Registration Rights. The Holder hereof shall be entitled to the registration rights set forth in the Purchase Agreement.

     10. Transferability of Securities.
         -------------------------------

     10.1 Transferability. The Warrant and Warrant Stock shall be transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and upon delivery of the Assignment in substantially the form attached hereto as Exhibit B, subject to the conditions specified in this Section 10 and by any applicable restrictions set forth in Section 6.3 of the Purchase Agreement, which conditions and restrictions are intended to insure compliance with the provisions of the Securities Act. Each Holder will cause any proposed transferee of the Warrant or Warrant Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 10 and by the restrictions set forth in the Purchase Agreement if and to the extent that such securities continue to be restricted securities in the hands of the transferee. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant; but until the transfer hereof on the books of the Company, the Company may treat the registered owner hereof as the owner for all purposes.

     10.2 Restrictive Legend and Restrictions on Transfer. The Warrant and Warrant Stock shall be subject to the legend requirements and restrictions on transfer as set forth in the Purchase Agreement.


     10.3 Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the holder of the Warrant Stock contained in this Section 10 and the Purchase Agreement shall survive the exercise of this Warrant.

     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.


     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated in the first paragraph of this Warrant or shall be sent by facsimile transmission to any number provided by a Holder or the Company for the purpose of this Section 12.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Warrant Stock shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

     14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law and Forum. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Warrant or for the purposes of any action arising out of or related to this Warrant.

     16. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     17. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay to the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value of a share of Common Stock, which shall be determined in accordance with the provisions of Section 3 of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its officers, thereunto duly authorized as of December ___, 2001.

                                        COMPANY:

                                        TRIMBLE NAVIGATION LIMITED


                                        By:  __________________________________

                                        Print Name: ___________________________

                                        Title: ________________________________


ACKNOWLEDGED AND AGREED:

HOLDER:

____________________________________



By: ________________________________

Print Name: ________________________

Title: _____________________________

Address: ___________________________

         ___________________________

         ___________________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of warrant)

TO:      Chief Financial Officer
         Trimble Navigation Limited
         645 North Mary Avenue
         Sunnyvale, California   94088

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to thereunder:

     (a) purchase _____________ shares of the Common Stock of Trimble Navigation Limited and herewith tenders full payment of $________________, representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant;

      (Leave blank if you choose the second alternative below.)

or

     (b) effect Conversion Right provisions as provided for in Section 3 of the Warrant with respect to _______________ shares otherwise exercisable pursuant to the Warrant and receive that number of shares of Common Stock of Trimble Navigation Limited as determined in accordance with terms of the Conversion Right provided for in the Warrant, in lieu of exercising the attached Warrant for cash, check or consideration as provided for in
     Section 3 of the Warrant.

      (Initial here if the undersigned elects this second alternative. _______)

     The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

   Dated:  ___________________

                                        _______________________________________
                                        (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)

                                        _______________________________________
                                        _______________________________________
                                        _______________________________________
                                        (Address)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:

  Name of Assignee(s)            Address                       No. of Shares





Dated:  ___________________



                                        _______________________________________
                                        (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)